UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2008, McCormick & Company, Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, BNP Paribas Securities Corp., SunTrust Robinson Humphrey, Inc. and Wachovia Capital Markets, LLC as underwriters (the “Underwriters”), in connection with the issuance and sale of $250 million aggregate principal amount of 5.25% Notes due 2013 (the “Notes”). The Notes mature on September 1, 2013, with interest payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2009. The Company may redeem the Notes at any time. The closing of the offering is scheduled to occur on September 3, 2008. A copy of the Underwriting Agreement is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Robert W. Skelton
Robert W. Skelton Senior Vice President, General Counsel & Secretary

Date: September 2, 2008

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 26, 2008, by and among the Company and the Underwriters.